UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
 (Amendment No.   )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

TELKONET, INC.
(Name of Registrant as Specified In Its Charter)
PETER T. KROSS LELAND D. BLATT ARTHUR E. BYRNES
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

-with copies to-

Phillip M. Goldberg Foley & Lardner LLP 321 North Clark Street Suite 2800 Chicago, IL 60654-5313 (312) 832-4549	Peter D. Fetzer Foley & Larder LLP 777 East Wisconsin Avenue Suite 3800 Milwaukee, WI 53202-5306 (414) 297-5596

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1

Filed by Peter Kross

A copy of a letter to stockholders is being filed herewith under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.

Important Information

Peter T. Kross has sent a definitive proxy statement, WHITE proxy card and related proxy materials to stockholders of Telkonet, Inc. (the “Company”) seeking their support of his nominees at the 2016 Annual Meeting of Stockholders.  Participants in the solicitation are Peter T. Kross, Leland D. Blatt and Arthur E. Byrnes.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card filed with the SEC on May 19, 2016 because they contain important information about the nominees, the participants in the solicitation, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card and other documents filed by Mr. Kross with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed by Mr. Kross with the SEC may also be obtained free of charge from Mr. Kross.

PETER T. KROSS

Dear Fellow Telkonet Stockholder,

As a fellow stockholder in Telkonet, Inc., I am asking for your support to replace three directors at the upcoming annual meeting which is scheduled to be held on Monday, June 27, 2016. This represents a majority of the Telkonet, Inc. board.

I am seeking to replace a majority of the board because the board has presided over the company’s poor financial results and stock performance. Specifically, I note the following:

✓	The company has incurred cumulative losses of $122,095,121 since inception through December 31, 2015, and has never generated enough funds through operations to grow its business.

✓	Stagnant low stock prices over the last five years.

✓	Outside board members owning very little or NO stock while receiving $48,000 each in board fees annually, plus expenses.

✓	The company only had three board meetings in 2015.

•	Telkonet expects its board members to make an effort to attend the Annual Meeting. Only ONE OUT OF FIVE directors attended last year’s meeting.

•	The Strategic Planning Committee held only ONE meeting in 2015.

The three nominees have extensive business experience and previous board representation which will allow them to provide the board with valuable recommendations and ideas to maximize shareholder value.

I am asking for your vote to change Telkonet, Inc. for the better by bringing new voices to the board. In order to do so, please vote the WHITE proxy card “FOR” Peter T. Kross, Leland D. Blatt, and Arthur E. Brynes.

Please contact our proxy solicitor D.F. King & Co., Inc. at (800) 859-8509 if you require assistance in voting your shares. If you would prefer to speak with me directly, please do not hesitate to call me at (313) 649-2020.

Thank you for your support,

/s/ Peter T. Kross

Peter T. Kross

Important Information

Peter T. Kross has sent a definitive proxy statement, WHITE proxy card and related proxy materials to stockholders of Telkonet, Inc. (the “Company”) seeking their support of his nominees at the 2016 Annual Meeting of Stockholders.  Participants in the solicitation are Peter T. Kross, Leland D. Blatt and Arthur E. Byrnes.  Stockholders are urged to read the definitive proxy statement and WHITE proxy card filed with the SEC on May 19, 2016 because they contain important information about the nominees, the participants in the solicitation, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and WHITE proxy card and other documents filed by Mr. Kross with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed by Mr. Kross with the SEC may also be obtained free of charge from Mr. Kross.